Exhibit 99.1

Clarus Reports Second Quarter 2025 Results

Continued Focus on Simplifying the Business and Accelerating Long-Term Profitable Growth

Completes Sale of PIEPS Snow Safety Brand for $9.1 Million

SALT LAKE CITY, July 31, 2025 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $55.2 million compared to $56.5 million.
•	Gross margin was 35.6% compared to 36.1%; adjusted gross margin of 36.5% compared to 37.4%.
•	Net loss of $8.4 million, or $(0.22) per diluted share, compared to net loss of $5.5 million, or $(0.14) per diluted share.
•	Adjusted net loss of $1.1 million, or $(0.03) per diluted share, compared to adjusted net loss of $1.2 million, or $(0.03) per diluted share.
•	Adjusted EBITDA of $(2.1) million with an adjusted EBITDA margin of (3.8)% compared to $(1.9) million with an adjusted EBITDA margin of (3.4)%.

Management Commentary

“Despite continued headwinds across the global outdoor market, we remain focused on operational execution and disciplined investment aligned with our strategic roadmap,” said Warren Kanders, Clarus’ Executive Chairman. “Following multiple quarters of progress strengthening the core, we have positioned Black Diamond for a return to growth, highlighted by a simplified product portfolio, sharper and more differentiated marketing message, key personnel hires, and a rationalized inventory position. At Adventure, where results continue to be affected by market softness and over-reliance on legacy customers, we are committed to prioritizing the highest-return initiatives, particularly those that improve our speed to market and enable us to fit more vehicles and, in turn, sell more roof racks and accessories.”

Mr. Kanders continued, “Subsequent to the end of the quarter, we were pleased to complete the divestiture of our PIEPS snow safety brand, reflective of our focus on simplifying the Black Diamond business and rationalizing our product categories. This was a highly successful outcome following a competitive process that recognized the value of the brand and its intellectual property. We continue to evaluate all possible opportunities to unlock value at each of Outdoor and Adventure, including further simplification of the businesses and further cost reductions, incremental to those which have already been taken during July. Additionally, we believe that the sum of the parts of our two segments exceeds today's market valuation, and we are committed to maximizing long-term value for our shareholders. While we anticipate a challenging consumer demand outlook through the remainder of the year and additional uncertainty from tariffs, we believe Clarus will benefit from the structural actions and improvements we’ve made across both our Outdoor and Adventure segments as demand normalizes.”

Second Quarter 2025 Financial Results

Sales in the second quarter were $55.2 million compared to $56.5 million in the same year-ago quarter. Sales in the Outdoor segment increased 1% to $36.7 million, compared to $36.2 million in the year-ago quarter. Sales in the Adventure segment decreased 8% to $18.6 million, compared to $20.3 million in the year-ago quarter.

The increase in Outdoor sales was due to a shift in timing for IGD revenues into the second quarter, partially offset by decreases in our direct-to-consumer channels in both North America and Europe.

Lower sales in the Adventure segment reflect significantly reduced demand from global OEM customers and a challenging wholesale market in Australia for Rhino-Rack, partially offset by increased revenue from the acquisition of RockyMounts and higher promotional sales in North America.

Gross margin in the second quarter was 35.6% compared to 36.1% in the year-ago quarter. The decrease in gross margin was primarily due to lower volumes and unfavorable product mix at the Adventure segment. Specifically, the unfavorable product mix at Adventure was due to promotional sales efforts in North America. This combined with lower wholesale volume at Rhino-Rack in Australia drove the decline in gross margin in the current quarter. These decreases were partially offset by higher volumes and a favorable product mix at the Outdoor segment.

Selling, general and administrative expenses in the second quarter were $26.9 million compared to $28.1 million in the same year-ago quarter. The decrease was primarily due to lower employee-related expenses and marketing costs across the Company, as well as other expense reduction initiatives across both segments and at Corporate to manage costs.

Net loss in the second quarter of 2025 was $8.4 million, or $(0.22) per diluted share, compared to net loss of $5.5 million, or $(0.14) per diluted share in the year-ago quarter.

Adjusted net loss in the second quarter of 2025 was $1.1 million, or $(0.03) per diluted share, compared to adjusted net loss of $1.2 million, or $(0.03) per diluted share, in the year-ago quarter. Adjusted net loss excludes legal cost and regulatory matters expenses, inventory reserves, contingent consideration benefits, restructuring charges and transaction costs, as well as non-cash items for intangible amortization, impairment of indefinite-lived intangible assets, and stock-based compensation.

Adjusted EBITDA from continuing operations in the second quarter was $(2.1) million, or an adjusted EBITDA margin of (3.8)%, compared to adjusted EBITDA from continuing operations of $(1.9) million, or an adjusted EBITDA margin of (3.4)%, in the same year-ago quarter.

Net cash used in operating activities for the three months ended June 30, 2025, was $(9.4) million compared to net cash generated of $0.8 million in the prior year quarter. Capital expenditures in the second quarter of 2025 were $1.9 million compared to $1.6 million in the prior year quarter. Free cash flow for the second quarter of 2025 was an outflow of $11.3 million.

Liquidity at June 30, 2025 vs. December 31, 2024

•	Cash and cash equivalents totaled $28.5 million compared to $45.4 million.
•	Total debt of $1.9 million (related to the RockyMounts acquisition) compared to $1.9 million.

Completed Sale of PIEPS

On July 11, 2025, the Company completed the previously announced sale of its PIEPS snow safety brand, including its portfolio of avalanche safety products such as avalanche transceivers and JetForce avalanche airbag systems, to a private investment firm for a total sales price of €7.8 million, or approximately $9.1 million, including cash and debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2025 results.

Date: Thursday, July 31, 2025

Time: 5:00 pm ET

Registration Link: https://register-conf.media-server.com/register/BIb5f720e357264d4fb254f3aa3f9d55cb

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors®, and RockyMounts® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures adjusted EBITDA and/or adjusted EBITDA margin for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA and/or adjusted EBITDA margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash	$28,474	$45,359
Accounts receivable, less allowance for credit losses of $1,146 and $1,271	37,963	43,678
Inventories	91,527	82,278
Prepaid and other current assets	6,770	5,555
Income tax receivable	1,863	910
Assets held for sale	9,330	-
Total current assets	175,927	177,780

Property and equipment, net	18,247	17,606
Other intangible assets, net	27,570	31,516
Indefinite-lived intangible assets	45,022	46,750
Goodwill	3,804	3,804
Deferred income taxes	35	36
Other long-term assets	15,905	16,602
Total assets	$286,510	$294,094

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,068	$11,873
Accrued liabilities	26,629	22,276
Current portion of long-term debt	1,949	1,888
Liabilities held for sale	980	-
Total current liabilities	38,626	36,037

Deferred income taxes	10,867	12,210
Other long-term liabilities	11,897	12,754
Total liabilities	61,390	61,001

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,054 and 43,004 issued and 38,402 and 38,362 outstanding, respectively	4	4
Additional paid in capital	700,616	697,592
Accumulated deficit	(422,455)	(406,857)
Treasury stock, at cost	(33,156)	(33,114)
Accumulated other comprehensive loss	(19,889)	(24,532)
Total stockholders’ equity	225,120	233,093
Total liabilities and stockholders’ equity	$286,510	$294,094

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2025	June 30, 2024
Sales
Domestic sales	$24,724	$22,934
International sales	30,523	33,550
Total sales	55,247	56,484

Cost of goods sold	35,567	36,078
Gross profit	19,680	20,406

Operating expenses
Selling, general and administrative	26,910	28,081
Restructuring charges	161	161
Transaction costs	108	27
Contingent consideration benefit	-	(125)
Legal costs and regulatory matter expenses	1,837	399
Impairment of indefinite-lived intangible assets	1,565	-

Total operating expenses	30,581	28,543

Operating loss	(10,901)	(8,137)

Other income
Interest income, net	153	455
Other, net	1,483	414

Total other income, net	1,636	869

Loss before income tax	(9,265)	(7,268)
Income tax benefit	(831)	(1,775)
Net loss	$(8,434)	$(5,493)

Net loss per share:
Basic	$(0.22)	$(0.14)
Diluted	(0.22)	(0.14)

Weighted average shares outstanding:
Basic	38,402	38,297
Diluted	38,402	38,297

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2025	June 30, 2024
Sales
Domestic sales	$49,533	$51,218
International sales	66,147	74,577
Total sales	115,680	125,795

Cost of goods sold	75,206	80,538
Gross profit	40,474	45,257

Operating expenses
Selling, general and administrative	53,526	56,296
Restructuring charges	334	531
Transaction costs	250	65
Contingent consideration benefit	-	(125)
Legal costs and regulatory matter expenses	2,462	3,401
Impairment of indefinite-lived intangible assets	1,565	-

Total operating expenses	58,137	60,168

Operating loss	(17,663)	(14,911)

Other income (expense)
Interest income, net	410	825
Other, net	1,942	(495)

Total other income, net	2,352	330

Loss before income tax	(15,311)	(14,581)
Income tax benefit	(1,633)	(2,626)
Loss from continuing operations	(13,678)	(11,955)

Discontinued operations, net of tax	-	28,346

Net (loss) income	$(13,678)	$16,391

Loss from continuing operations per share:
Basic	$(0.36)	$(0.31)
Diluted	(0.36)	(0.31)

Net (loss) income per share:
Basic	$(0.36)	$0.43
Diluted	(0.36)	0.43

Weighted average shares outstanding:
Basic	38,384	38,253
Diluted	38,384	38,253

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2025		June 30, 2024
Sales	$55,247	Sales	$56,484

Gross profit as reported	$19,680	Gross profit as reported	$20,406
Plus impact of other inventory reserves	490	Plus impact of PFAS and other inventory reserves	716
Adjusted gross profit	$20,170	Adjusted gross profit	$21,122

Gross margin as reported	35.6%	Gross margin as reported	36.1%

Adjusted gross margin	36.5%	Adjusted gross margin	37.4%

SIX MONTHS ENDED

	June 30, 2025		June 30, 2024
Sales	$115,680	Sales	$125,795

Gross profit as reported	$40,474	Gross profit as reported	$45,257
Plus impact of inventory fair value adjustment	120	Plus impact of inventory fair value adjustment	-
Plus impact of other inventory reserves	490	Plus impact of PFAS and other inventory reserves	1,445
Adjusted gross profit	$41,084	Adjusted gross profit	$46,702

Gross margin as reported	35.0%	Gross margin as reported	36.0%

Adjusted gross margin	35.5%	Adjusted gross margin	37.1%

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO ADJUSTED NET LOSS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended June 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	loss	EPS (1)
As reported	$55,247	$19,680	$30,581	$(831)	(9.0)%	$(8,434)	$(0.22)

Amortization of intangibles	-	-	(2,213)	217		1,996
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Restructuring charges	-	-	(161)	16		145
Transaction costs	-	-	(108)	10		98
Other inventory reserves	-	490	-	57		433
Legal costs and regulatory matter expenses	-	-	(1,837)	201		1,636
Stock-based compensation	-	-	(1,554)	57		1,497

As adjusted	$55,247	$20,170	$23,143	$(273)	20.4%	$(1,064)	$(0.03)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share and adjusted net loss per share are both calculated based on 38,402 basic and diluted weighted average shares of common stock.

	Three Months Ended June 30, 2024
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	loss	EPS (1)
As reported	$56,484	$20,406	$28,543	$(1,775)	(24.4)%	$(5,493)	$(0.14)

Amortization of intangibles	-	-	(2,451)	265		2,186
Restructuring charges	-	-	(161)	37		124
Transaction costs	-	-	(27)	6		21
Contingent consideration benefit	-	-	125	(38)		(87)
PFAS and other inventory reserves	-	716	-	146		570
Legal costs and regulatory matter expenses	-	-	(399)	152		247
Stock-based compensation	-	-	(1,528)	306		1,222

As adjusted	$56,484	$21,122	$24,102	$(901)	42.7%	$(1,210)	$(0.03)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share and adjusted net loss per share are both calculated based on 38,297 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED LOSS FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended June 30, 2025
	Total	Gross	Operating	Income tax	Tax	Loss from	Diluted
	sales	profit	expenses	benefit	rate	continuing operations	EPS (1)
As reported	$115,680	$40,474	$58,137	$(1,633)	(10.7)%	$(13,678)	$(0.36)

Amortization of intangibles	-	-	(4,437)	512		3,925
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Disposal of internally developed software	-	-	(365)	48		317
Restructuring charges	-	-	(334)	39		295
Transaction costs	-	-	(250)	29		221
Inventory fair value of purchase accounting	-	120	-	16		104
Other inventory reserves	-	490	-	57		433
Legal costs and regulatory matter expenses	-	-	(2,462)	284		2,178
Stock-based compensation	-	-	(3,023)	105		2,918

As adjusted	$115,680	$41,084	$45,701	$(543)	24.0%	$(1,722)	$(0.04)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,384 basic and diluted weighted average shares of common stock.

	Six Months Ended June 30, 2024
	Total	Gross	Operating	Income tax	Tax	Loss from	Diluted
	sales	profit	expenses	benefit	rate	continuing operations	EPS (1)
As reported	$125,795	$45,257	$60,168	$(2,626)	(18.0)%	$(11,955)	$(0.31)

Amortization of intangibles	-	-	(4,900)	882		4,018
Restructuring charges	-	-	(531)	96		435
Transaction costs	-	-	(65)	12		53
Contingent consideration benefit	-	-	125	(38)		(87)
PFAS and other inventory reserves	-	1,445	-	260		1,185
Legal costs and regulatory matter expenses	-	-	(3,401)	613		2,788
Stock-based compensation	-	-	(2,706)	487		2,219

As adjusted	$125,795	$46,702	$48,690	$(314)	18.9%	$(1,344)	$(0.04)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,253 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM OPERATING LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended June 30, 2025				Three Months Ended June 30, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating loss	$(4,242)	$(2,203)	$(4,456)	$(10,901)	$(2,397)	$(1,267)	$(4,473)	$(8,137)
Depreciation	534	343	-	877	661	384	-	1,045
Amortization of intangibles	245	1,968	-	2,213	285	2,166	-	2,451

EBITDA	(3,463)	108	(4,456)	(7,811)	(1,451)	1,283	(4,473)	(4,641)

Restructuring charges	(42)	203	-	161	146	15	-	161
Transaction costs	86	-	22	108	-	-	27	27
Contingent consideration benefit	-	-	-	-	-	(125)	-	(125)
Legal costs and regulatory matter expenses	1,150	-	687	1,837	180	-	219	399
Impairment of indefinite-lived intangible assets	1,565	-	-	1,565	-	-	-	-
Stock-based compensation	-	-	1,554	1,554	-	-	1,528	1,528
PFAS and other inventory reserves	490	-	-	490	716	-	-	716

Adjusted EBITDA	$(214)	$311	$(2,193)	$(2,096)	$(409)	$1,173	$(2,699)	$(1,935)

Sales	$36,661	$18,586	$-	$55,247	36,187	20,297	-	56,484

EBITDA margin	(9.4)%	0.6%		(14.1)%	(4.0)%	6.3%		(8.2)%
Adjusted EBITDA margin	(0.6)%	1.7%		(3.8)%	(1.1)%	5.8%		(3.4)%

CLARUS CORPORATION

RECONCILIATION FROM OPERATING LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Six Months Ended June 30, 2025				Six Months Ended June 30, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating loss	$(4,120)	$(5,257)	$(8,286)	$(17,663)	$(4,106)	$(2,037)	$(8,768)	$(14,911)
Depreciation	1,040	720	-	1,760	1,334	737	-	2,071
Amortization of intangibles	528	3,909	-	4,437	571	4,329	-	4,900

EBITDA	(2,552)	(628)	(8,286)	(11,466)	(2,201)	3,029	(8,768)	(7,940)

Restructuring charges	131	203	-	334	370	161	-	531
Transaction costs	156	40	54	250	-	-	65	65
Contingent consideration benefit	-	-	-	-	-	(125)	-	(125)
Legal costs and regulatory matter expenses	1,728	-	734	2,462	2,885	-	516	3,401
Impairment of indefinite-lived intangible assets	1,565	-	-	1,565	-	-	-	-
Disposal of internally developed software	-	365	-	365	-	-	-	-
Stock-based compensation	-	-	3,023	3,023	-	-	2,706	2,706
Inventory fair value of purchase accounting	-	120	-	120	-	-	-	-
PFAS and other inventory reserves	490	-	-	490	1,445	-	-	1,445

Adjusted EBITDA	$1,518	$100	$(4,475)	$(2,857)	$2,499	$3,065	$(5,481)	$83

Sales	$80,984	$34,696	$-	$115,680	83,209	42,586	-	125,795

EBITDA margin	(3.2)%	(1.8)%		(9.9)%	(2.6)%	7.1%		(6.3)%
Adjusted EBITDA margin	1.9%	0.3%		(2.5)%	3.0%	7.2%		0.1%